                                                                      Exhibit 14


                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
ING Equity Trust:

We consent to the reference to our firm under the heading "Financial Highlights" in Appendix C of the ING Large Company Value Fund Proxy Statement dated August 29, 2003 and to the incorporation of our opinion dated July 5, 2002 on the May 31, 2002 financial statements.

/s/KPMG LLP

Boston, Massachusetts
July 18, 2003